Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Marchex, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-116867) on Form S-8 of Marchex, Inc. of our report dated August 25, 2004, with respect to the balance sheet of goClick.com, Inc. as of December 31, 2003, and the related statements of income, stockholder’s equity, and cash flows for the year then ended, which report appears in this Form 8-K/A of Marchex, Inc.

/s/    KPMG LLP

Seattle, Washington

October 6, 2004